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                                                                  EXHIBIT 11 (1)

Layne Christensen Company
Statement Regarding Computation of per Share Earnings

                                                                             YEAR ENDED JANUARY 31,
                                                                -----------------------------------------------
                                                                  1998                1997               1996
                                                                --------            --------           --------
COMPUTATION OF PER SHARE EARNINGS (IN
    THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Net income                                                      $   11,427         $    8,017         $    4,587
                                                                ==========         ==========         ==========
Weighted average common shares
   outstanding                                                  10,128,000          8,865,000          7,451,000
Dilutive stock options                                             400,000            281,000             66,000
                                                                ----------         ----------         ----------
                                                                10,528,000          9,146,000          7,517,000
                                                                ==========         ==========         ==========
Per share:
   Basic earnings per share                                     $     1.13         $      .90         $      .62
                                                                ==========         ==========         ==========
   Dilutive earnings per share                                   $     1.09         $      .88         $      .61
                                                                ==========         ==========         ==========

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